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                                NEVADA POWER COMPANY

                                          to

                          IBJ SCHRODER BANK & TRUST COMPANY,

                                      as Trustee






                             SUPPLEMENTAL INDENTURE NO. 1



                              Dated as of March 1, 1997



                                   $_______________
           ___________% Junior Subordinated Deferrable Interest Debentures
                                       Series A





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

                                 NEVADA POWER COMPANY
                                    $____________
              _____% Junior Subordinated Deferrable Interest Debentures
                                       Series A

                             SUPPLEMENTAL INDENTURE NO. 1

         SUPPLEMENTAL INDENTURE No. 1, dated as of ________ __, 1997, between Nevada Power Company, a Nevada corporation (the "Company"), and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").



                                       RECITALS

         The Company has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of March 1, 1997 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

         Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

         Section 901(3) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                      ARTICLE 1

                          RELATION TO INDENTURE; DEFINITIONS

         Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

         Section 1.2.   For all purposes of this Supplemental Indenture No. 1:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Trust Agreement, dated as of March 1, 1997, among the Company, as Depositor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Administrative Trustees named therein, as the case may be;

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

         (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                      ARTICLE 2

                               THE SERIES OF SECURITIES

         Section 2.1. Title of the Securities. There shall be a series of Securities designated the "____% Junior Subordinated Deferrable Interest Debentures, Series A" (the "Securities").

         Section 2.2. Limitation on Aggregate Principal Amount; Date of Securities. The aggregate principal amount of the Securities shall be limited to $___________. Each Security shall be dated the date of its authentication.

         Section 2.3. Principal Payment Date. The principal amount of the Securities Outstanding (together with any accrued and unpaid interest (including any Additional Interest) thereon) shall be payable in a single installment on ________ __, 2037; provided, that the Company may (i) change the Maturity Date upon the occurrence of an exchange of the Securities for the Preferred Securities subject to certain conditions set forth in Section 314 of the Indenture, which changed Maturity Date shall in no case be earlier than ______ __, 2002 or later than _______ __, 2046 and (ii) extend the Maturity Date subject to certain conditions specified in Section 314 of the Indenture, which extended Maturity Date shall in no case be later than _______ __, 2046.


         Section 2.4. Interest and Interest Rates. The rate of interest on each Security shall be ____% per annum, accruing from ________ __, 1997 and, subject to Section 2.5, interest shall be payable, quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year (each such date, an "Interest Payment Date"), commencing ________, 1997. The rate of any Additional Interest that shall accrue on each Security shall be at the same rate per annum. The amount of interest payable for any period shall be computed on the basis of
a 360-day year of twelve 30-day months.   For any period of less than a full
month, interest payable shall reflect interest on the Securities computed on the
basis of the actual number of elapsed days based ona 360-day year.   In the
event that any date on which interest is payable on a Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered in the Securities Register at the close of business on the Regular Record Date for such interest installment, which, if such Security is a Global Security issued to the Depositary, shall be the close of business on the Business Day next preceding such Interest Payment Date. The interest so payable on any Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered in the Securities Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization on which the Securities may be listed, and upon such notice as may be required by such exchange or other self-regulatory organization, all as more fully provided in the Indenture.



         Section 2.5.  Extension of Interest Payment Period.    (a) So long as
no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time during the term of the Securities, from time to time, to defer the payment of interest on the Securities for up to 20 consecutive quarters with respect to each deferred period (each, an "Extension Period"), during which Extension Periods the Company shall have the right to
make payments of interest on any Interest Payment Date.   No Extension Period
shall end on a date other than an Interest Payment Date (and any interest so deferred shall be payable to the Holders on the Regular Record Date to the Interest Payment Date which ends the Extension Period). At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the annual rate of ____%, compounded quarterly, to the extent permitted by applicable law), provided, that during any such Extension Period, the Company will not, and will cause all Subsidiaries not to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to the Securities or make any guarantee payments with respect to indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Nevada Power Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under the Company's Stock Purchase and Dividend Reinvestment Plan and any of the Company's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by the Company or any of its Subsidiaries). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period. Notwithstanding any provision of this Supplemental Indenture No. 1 or the Indenture to the contrary, no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of the Securities. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the requirements hereof. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders of the Securities and the Property Trustee, the Administrative Trustees and the Trustee written notice of its election to begin or continue any such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin or continue such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly give notice of the Company's election to begin or continue any such Extension Period to the holders of the outstanding Preferred Securities and pursuant to Section 802 of the Trust Agreement, to the Administrative Trustees thereunder.


         Section 2.6. Place of Payment. The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

         Section 2.7. Redemption. At any time on or after ________ __, 2002, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem the Securities in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         If a Special Event in respect of NVP Capital I shall occur and be continuing, the Company may, at its option, redeem the Securities within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         Section 2.8. Exchange. At any time, the Company may terminate NVP Capital I and cause the Securities to be distributed to Holders of the Trust Securities in liquidation of NVP Capital I.

         Section 2.9. Denomination. The Securities shall be in registered form without coupons and shall be issuable in denominations of $25 and integral multiples thereof.

         Section 2.10. Currency. Principal and interest on the Securities shall be payable in Dollars.

         Section 2.11. Form of Securities. The Securities shall be substantially in the form attached as Exhibit A hereto.

         Section 2.12.  Securities Registrar and Paying Agent.   The Trustee
shall initially serve as Securities Registrar and Paying Agent.

         Section 2.13. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                                      ARTICLE 3

                               MISCELLANEOUS PROVISIONS

         Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

         Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


         Section 3.3. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                             NEVADA POWER COMPANY


                             By: ___________________________________
                             Name:
                             Title:


Attest: _______________________



                             IBJ SCHRODER BANK & TRUST COMPANY, as
                             Trustee


                             By: ___________________________________
                             Name:
                             Title:

                                      EXHIBIT A

                              [FORM OF FACE OF SECURITY]

          IF THE SECURITY IS TO BE A GLOBAL SECURITY - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Nevada Power Company or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                 NEVADA POWER COMPANY
               ____% Junior Subordinated Deferrable Interest Debentures
                                       Series A

No. __________                    $_____________                 CUSIP ________



         NEVADA POWER COMPANY, a corporation organized and existing under the laws of Nevada (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of __________________ Dollars on ________ __, 2037; provided, that the Company may (i) change the maturity date upon the occurrence of an exchange of the Securities for the Trust Securities subject to certain conditions set forth in Section 314 of the Indenture, which changed maturity date shall in no case be earlier than ______ __, 2002 or later than _______ __, 2046 and (ii) extend the maturity date subject to certain conditions specified in Section 314 of the Indenture, which extended maturity date shall in no case be later than _______ __, 2046. The Company further promises to pay interest on said principal sum from ________ __, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing _________, 1997, at the rate of ____% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of ____% per annum, compounded quarterly. The amount of interest payable for any period will be computed on the basis of
twelve 30-day months and a 360-day year.   For any period of less than a full
month, interest payable shall reflect interest on the Securities computed on the basis of the actual number of elapsed days based on a 360-day year. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for NVP Capital I, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or other self-regulatory organization, all as more fully provided in said Indenture.



         So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company shall have the right at any time during the term of this Security, from time to time, to defer the payment of interest on such Security for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall
have the  right to make payments of interest on any Interest Payment Date.    No
Extension Period shall end on a date other than Interest Payment Date (and any interest so deferred shall be payable to the Holders on the Regular Record Date to the Interest Payment Date which ends the Extension Period). And at the end of such Extension Period, the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will cause all Subsidiaries not to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to this Security or make any guarantee payments with respect to any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to this Security

(other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Nevada Power Guarantee,
(d) purchases of Common Stock related to the issuance of Common Stock under the Company's Stock Purchase and Dividend Reinvestment Plan and any of the Company's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by the Company or any of its Subsidiaries). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period. Notwithstanding any provision herein or in the Indenture to the contrary, no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity Date of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the requirements hereof. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee written notice of its election to begin or continue an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin or continue such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange, the Nasdaq National Market or other applicable interdealer quotation system or self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.


         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                       NEVADA POWER COMPANY


                                       By:____________________________________
                                       [President or Vice President]

Attest:


____________________________________
[Secretary or Assistant Secretary]


          This is one of the Securities referred to in the within mentioned Indenture.

                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as Trustee


                                       By:______________________________
                                            Authorized Officer

                         [FORM OF REVERSE OF SECURITY]


         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of March 1, 1997, as amended (herein called the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

         All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of March 1, 1997 (the "Trust Agreement"), for NVP Capital I among Nevada Power Company, as Depositor, and the Trustees and the other trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.


         On or after ________ __, 2002, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         If a Special Event in respect of NVP Capital I shall occur and be continuing, the Company may, at its option, redeem this Security within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1107 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.


         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to an NVP Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.



         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.





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